EXHIBIT 10.7

Stock Option

Granted by

DIME COMMUNITY BANCSHARES, INC.

under the

DIME COMMUNITY BANCSHARES, INC.
2020 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2020 Equity Incentive Plan (the “Plan”) of Dime Community Bancshares, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.
1.      Name of Participant:________________________
2.          Date of Grant:________________________
3.    Exercise price per share:  $________________

4.	Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:
• This is a Non-Qualified Option.
5.	Expiration Date of Option: _________________, subject to earlier expiration due to Termination of Service. This Option may not be exercised at any time on or after the Option’s expiration date.
6.
Vesting Schedule.   Unless sooner vested in accordance with the terms of this Award Agreement, the Options granted hereunder shall vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date Number of Options Vesting
[date]      [number]
[date]      [number]
[date]      [number]
[date]      [number]

As set forth in Section 11 of this Agreement, vesting will automatically accelerate pursuant to Section 2.5, 2.7 and 4.1 of the Plan (in the event of Termination of Service due to death or Disability or Involuntary Termination following a Change in Control).
7.
Exercise Procedure.  The Participant may exercise this Option in whole or in part by  delivering to the Company a written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A or a similar form acceptable to the Committee) setting forth the number of shares with respect to which the Option is to be exercised, together with payment by cash or other means acceptable to the Committee.

8.
Delivery of Shares. Delivery of shares of Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.    Change in Control.

9.1
In the event of the Participant’s Involuntary Termination following a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable for a period of one year following the Involuntary Termination, subject to earlier expiration under the expiration provisions otherwise applicable to the Option.

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.
Adjustment Provisions. This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

11.   Termination of Option and Accelerated Vesting.

This Option will terminate upon the expiration date, except as set forth in the following provisions:
11.1
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested Options subject to this Agreement will vest. Any Options awarded under this Agreement that are outstanding at that time may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one year following Termination of Service due to death or the remaining unexpired term of the Option, if less.

11.2
Disability.  In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any unvested Options subject to this Agreement will vest. Any Options awarded under this Agreement that are outstanding at that time may thereafter be exercised by the Participant or the Participant’s legal representative for a period of one year following Termination of Service due to Disability or the remaining unexpired term of the Option, if less.

11.3	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Options subject to this Agreement that have not been exercised will immediately expire and be forfeited.
11.4
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability or for Cause, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier.  All unvested Options will be forfeited.

12.    Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3
In the discretion of the Committee, a non-qualified Option granted under the Plan may be transferable by the Participant, provided, however, that such transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that such transfers are not made for consideration to the Participant.

12.4	This Option will be governed by and construed in accordance with the laws of the State of New York.

12.5	The granting of this Option does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

12.6	This Stock Option Award, or any portion of this Award, is subject to forfeiture in accordance with the requirements of Section 7.17 of the Plan.

3

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.
DIME COMMUNITY BANCSHARES, INC.
By: __________________________________
Its: ___________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Plan.  The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.
PARTICIPANT

 __________________________________

EXHIBIT A

 NOTICE OF EXERCISE OF OPTION
(BY EMPLOYEE)

I hereby exercise the stock option (the “Option”) granted to me by Dime Community Bancshares, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan (the “Plan”) referred to therein, and notify the Company of my desire to purchase __________________ shares of common stock of the Company for a purchase price of $_____________ per share.

I wish to pay the purchase price by (check one or more):
[Any payment to be delivered must accompany this Notice of Exercise of Option]

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.
___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*
___
A “net settlement” of the Option whereby I direct the Company to withhold a sufficient number of shares to satisfy the purchase price. Withhold a sufficient number of shares to pay minimum required taxes  [  ]  Calculate minimum required withholding and I will submit payment.

___	A check (personal, certified or cashier’s) in the sum of $_______ and Stock of the Company with a fair market value of $______, in full payment of the purchase price.*
___
Please sell ______ shares from my Option shares through a broker in full/partial payment of the purchase price.  If my broker requires additional forms in order to consummate this “broker cashless exercise,” I have included them with this election.

I understand that after this exercise, ____________ shares of Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.
I hereby represent that it is my intention to acquire these shares for the following purpose:
___ investment                                              ___   resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.
Date: ____________, _____.          _________________________________________
Participant’s signature

* If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having been exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.